EXHIBIT 21

SUBSIDIARIES OF THE CORPORATION

State or Country of
Subsidiaries of Registrant	Incorporation or Organization

Augat Europe, Inc.	Delaware
Cable Management Products, Inc.	Delaware
Dutch L.P., Inc.	Delaware
Jennings Technology Company, LLC	Delaware
T&B Caribe, Corp.	Delaware
T&B Europe, Inc.	Delaware
T&B Mexico LLC	Delaware
T&B Power Solutions, LLC	Delaware
Thomas & Betts International, Inc.	Delaware
Adaptaflex Pty. Ltd.	Australia
T&B Australasia Pty. Ltd.	Australia
PMA GmbH	Austria
T&B Benelux BVBA	Belgium
T&B European Centre S.A.	Belgium
Reznor Europe N.V.	Belgium
Lamson & Sessions, Ltd.	Canada
T&B Investments Ltd.	Canada
T&B Limited	Canada
T&B Manufacturing, Inc.	Canada
T&B Ltd.	Canada
Drilling Technical Supply	France
Gaz Industrie S.A.S.	France
Gaz Industrie SCP	France
Kaufel France S.A.	France
Kaufel S.A.	France
PMA France S.A.R.L.	France
SCI ICL	France
Kaufel GmbH & Co.	Germany
Kaufel Van Lien Barendrecht GmbH	Germany
KVBL Beteiligungsverwaltungs GmbH	Germany
PMA Beteilingungen GmbH	Germany
PMA Deutschland GmbH	Germany
PMA Holding GmbH	Germany
T&B Vertriebs GmbH	Germany
LMS Asia Limited	Hong Kong
T&B Sales Limited	Hong Kong
T&B Gyarto Kft.	Hungary
T&B A Ltd.	Israel
PMA Italia s.r.l.	Italy
T&B Italy Sales Srl.	Italy
T&B Japan Ltd. KK Branch	Japan
T&B Sales Co. Ltd.	Japan
T&B Asia BHD	Malaysia
T&B Corporacion Mexicana S.A. de C.V.	Mexico
T&B de Mexico S. de R.L. de C.V.	Mexico
T&B Division Mexico S. de R.L. de C.V.	Mexico
T&B Monterrey S. de R.L. de C.V.	Mexico
T&B Procesos de Mexico S. de R.L. de C.V.	Mexico
T&B Europe C.V.	Netherlands
Thomas & Betts Netherlands B.V.	Netherlands
T&B Caribe, Inc.	Puerto Rico
T&B LLC	Saudi Arabia
T&B Asia Pte. Ltd.	Singapore
PMA Proteccion Cable S.L.	Spain
PMA AG	Switzerland
Adaptaflex Ltd.	United Kingdom
Cable Management Products Ltd.	United Kingdom
Dundas Group Holdings Ltd.	United Kingdom
Dundas Holdings Ltd.	United Kingdom
Dundas Pty. Ltd.	United Kingdom
Elkay Electrical Ltd.	United Kingdom
Harnessflex Ltd.	United Kingdom
Kopex International Ltd.	United Kingdom
PMA UK Limited	United Kingdom
T&B Holdings Limited	United Kingdom
T&B Limited	United Kingdom
W.J. Furse & Co. Ltd.	United Kingdom